EXHIBIT 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference of our reports dated March 8, 2006, with respect to the consolidated financial statements of Human Genome Sciences, Inc., Human Genome Sciences, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Human Genome Sciences, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2005, in the following Registration Statements:

(1)	Registration Statement Number 333-85319 on Form S-3
(2)	Registration Statement Number 333-96387 on Form S-3
(3)	Registration Statement Number 333-33252 on Form S-3
(4)	Registration Statement Number 333-36384 on Form S-3
(5)	Registration Statement Number 333-44798 on Form S-8
(6)	Registration Statement Number 333-45272 on Form S-3
(7)	Registration Statement Number 333-47292 on Form S-3
(8)	Registration Statement Number 333-66670 on Form S-8
(9)	Registration Statement Number 333-89392 on Form S-8
(10)	Registration Statement Number 333-104219 on Form S-8
(11)	Registration Statement Number 333-121724 on Form S-3
(12)	Registration Statement Number 333-123472 on Form S-3
(13)	Registration Statement Number 333-128874 on Form S-3
/s/ Ernst & Young LLP
McLean, Virginia
March 13, 2006